PROXY STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No.  )
                                                                       ----
                          Filed by the Registrant                     / X /
                                                                      ----
                                                                       ----
                Filed by a Party other than the Registrant            /   /
                                                                      ----
Check the appropriate box:
 ----
/          /   Preliminary Proxy Statement
----
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/   /     Preliminary Additional Materials
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 ----
/ x /     Definitive Proxy Statement
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/   /     Definitive Additional Materials
----
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/   /     Soliciting Material Pursuant to Rule 14a-11(c) or
----      Rule 14a-12

                          PUTNAM VOYAGER FUND II
             (Name of Registrant as Specified In Its Charter)
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
 ----
/ x /     $125 per Exchange Act Rules 0-11(c)(1)(ii),
----      14a-6(i)(1), or 14a-6(i)(2) or Item 22(a)(2) of
           Schedule 14a.
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/   /     $500 per each party to the controversy pursuant
----      to Exchange Act Rule 14a-6(i)(3).
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/   /     Fee computed on table below per Exchange Act Rules
----      14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which
               transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
               0-11:

          (4)   Proposed maximum aggregate value of transaction:

 ----
/   /     Check box if any part of the fee is offset as provided
---- by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

IMPORTANT INFORMATION
FOR SHAREHOLDERS IN
PUTNAM VOYAGER FUND II (formerly known as Putnam Growth Fund)

The document you hold in your hands contains your proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how to vote on your behalf on important issues relating to your fund. If you complete and sign the proxy, we'll vote it exactly as you tell us. If you simply sign the proxy, we'll vote it in accordance with the Trustees' recommendations on page 6.

While investors sometimes find a proxy statement intimidating, we are, in fact, asking for your vote on just a few matters. So we urge you to spend a couple of minutes with the proxy statement, fill out your proxy card, and return it to us. When shareholders don't return their proxies in sufficient numbers, we have to incur the expense of follow-up solicitations, which can cost your fund money.

We want to know how you would like to vote and welcome your comments. Please take a few moments with these materials and return your proxy to us.


                          BOSTON * LONDON * TOKYO

Table of contents

A Message from the Chairman. . . . . . . . . . . . . . . . . . . . . . .  3

Notice of Shareholder Meeting. . . . . . . . . . . . . . . . . . . . . .  5

Trustees' Recommendations. . . . . . . . . . . . . . . . . . . . . . . .  6

Proxy card enclosed






















If you have any questions, please contact us at the special toll-free number we have set up for you (1-800-225-1581).
A Message from the Chairman

Dear Shareholder:

I am writing to you to ask for your vote on important questions that affect your investment in your fund. While you are, of course, welcome to join us at your fund's meeting, most shareholders cast their vote by filling out and signing the enclosed proxy. We are asking for your vote on these matters:

 1.  Ratifying the selection by the Trustees of Coopers & Lybrand
     L.L.P. as independent auditors of the fund for its current fiscal year.

 2. Approving a new management contract between the fund and Putnam Investment Management Inc., including an increase in the management fee payable by the fund.

A word about the management fee increase. A fee increase is proposed only after a great deal of thought and analysis on the part of the Trustees. For several years the Trustees have been carefully studying the management fees, investment performance, and expense ratios of each of the Putnam funds and also of major competing funds. This comprehensive review resulted in recommendations for fee increases for some funds and decreases for others. The new management fee for Putnam Voyager Fund II will result in an increase of $.05 in annual expenses for each $100 invested, or 1/20th of 1%. Your Trustees believe that this increase will provide Putnam Investment Management, Inc. with a fee that is appropriate in light of a change in the fund's investment policies to increase its focus on small capitalization stocks and a fee that is fair and reasonable when compared with the fees paid to other high-quality fund managers. We encourage you to support the Trustees' recommendations.

Although we would like very much to have each shareholder attend the fund's meeting, we realize this is not possible. Whether or not you plan to be present, we need your vote. We urge you to complete, sign, and return the enclosed proxy card promptly. A postage-paid envelope is enclosed.

I'm sure that you, like most people, lead a busy life and are tempted to put this proxy aside for another day. Please don't.
When shareholders don't return their proxies, their fund may have to incur the expense of follow-up solicitations. All shareholders benefit from the speedy return of proxies.

Your vote is important to us. We appreciate the time and consideration that I am sure you will give this important matter.
If you have questions about the proposals, call 1-800-
225 -1581.

                               Sincerely yours,



                              /s/ George Putnam
                               George Putnam, Chairman

Putnam Voyager Fund II
Notice of a Meeting of Shareholders


This is the formal agenda for your fund's shareholder meeting.
It tells you what matters will be voted on and the time and place of the meeting, if you can attend in person.

To the Shareholders of Putnam Voyager Fund II:

A Meeting of Shareholders of your fund will be held on September
29, 1995 at 11:00 a.m., Boston time, on the eighth floor of One
Post Office Square, Boston, Massachusetts, to consider the following:

1. Ratifying the selection of auditors for your fund for the current fiscal year. See page 7.

2.   Approving a new management contract with Putnam Investment
     Management, Inc., increasing the fees payable by the fund to Putnam Investment Management, Inc. See page 7.

3. Transacting other business as may properly come before the meeting.


 By the Trustees
 George Putnam, Chairman
 William F. Pounds, Vice Chairman
 Jameson A. Baxter                   Robert E. Patterson
 Hans H. Estin                       Donald S. Perkins
 John A. Hill                        George Putnam, III
 Elizabeth T. Kennan                 Eli Shapiro
 Lawrence J. Lasser                  A.J.C. Smith
                                     W. Nicholas Thorndike


WE URGE YOU TO MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN
THE POSTAGE-PAID ENVELOPE PROVIDED SO YOU WILL BE REPRESENTED AT
THE MEETING.

September 8, 1995

Proxy Statement

This document will give you the information you need to vote on the matters listed on the previous page. Much of the information in the proxy statement is required under rules of the Securities and Exchange Commission (SEC); some of it is technical. If there is anything you don't understand, please contact us at our special toll-free number, 1-800-225-1581.

Who is asking for my vote?

The enclosed proxy is solicited by the Trustees of Putnam Voyager
Fund II for use at the Meeting of Shareholders of your fund to be held on September 29, 1995, and, if your fund's meeting is adjourned, at any later meetings, for the purposes stated in the Notice of Meeting (see previous page).

How do your fund's Trustees recommend that shareholders vote on these proposals?

The Trustees recommend that you vote

1. For selecting the independent auditors for your fund, as indicated below:

      Cooper & Lybrand L.L.P.

2. For approval of the new management contract, increasing the fees payable to Putnam Investment Management, Inc.

Who is eligible to vote?

Shareholders of record at the close of business on September 8, 1995, are entitled to be present and to vote at the meeting or any adjourned meeting. The Notice of Meeting, the proxy, and the Proxy Statement have been mailed to shareholders of record on or about September 8, 1995.

Each share is entitled to one vote. If you sign the proxy, but don't fill in a vote, your shares will be voted in accordance with the Trustees' recommendations. If any other business is brought before the meeting, your shares will be voted at the Trustees' discretion.
The Proposals


1.  SELECTION OF INDEPENDENT AUDITORS

Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts 02109, independent accountants, has been selected by the Trustees as auditors of the fund for the current fiscal year. Among the country's preeminent accounting firms, this firm also serves as the auditor for approximately half of the other funds in the Putnam family. It was selected primarily on the basis of its expertise as auditors of investment companies, the quality of its audit services, and the competitiveness of the fees charged for these services.

A majority of the votes on the matter is necessary to ratify the selection of auditors. A representative of the independent auditors is expected to be present at the meeting to make statements and to respond to appropriate questions.

2. APPROVAL OF A NEW MANAGEMENT CONTRACT

The Trustees of the fund recommend that shareholders approve a new management contract between the fund and Putnam Investment Management, Inc. ("Putnam Management"), which provides for an increase in the management fees payable by the fund to Putnam Management. The proposed contract, which is attached as Exhibit B, is identical in all substantive respects to the existing contract, except as noted below. Further information about both the current and proposed management contracts , the termination and renewal procedures, the services provided by Putnam Management and its affiliates, and information concerning brokerage and related matters can be found under "Additional information relating to Management Contract approval" on page 13.

What do management fees pay for?

Management fees pay Putnam Management for the services it provides in conducting the day-to-day operations of the fund. These include providing the personnel, equipment, and office facilities necessary for the management of the fund's investment portfolio, determining the fund's daily net asset value, maintaining the accounts and records of the fund, preparation of reports to shareholders, compliance with regulatory requirements, and general administration of the fund's affairs.

Why did Putnam Management recommend a new management fee schedule to the Trustees?

Putnam Management believes that the new management fee is appropriate in light of a change in the investment policies of the fund that will increase the fund's focus on the stocks of smaller capitalization companies. The management time required to analyze these companies is significantly greater than the time required to analyze companies with larger capitalization, such as those that have previously constituted the primary investments of the fund.

Putnam Management believes that the new management fee schedule will help ensure that Putnam Management receives fees for its services that are competitive with fees paid by other mutual funds to high-quality investment managers. In recent years, Putnam Management has noted a general increase in the complexity of the investment process and in the competition for talented investment personnel. Putnam Management believes that maintaining competitive management fees will, over the longer term, enable it to continue to provide high-quality management services to the fund and to the other funds in the Putnam group.

How did the fund's Trustees arrive at the proposed management fee?

Several years ago, the Trustees undertook a comprehensive review of the management fees paid by the Putnam funds. This review was conducted largely through the Contract Committee of the Trustees, which consists solely of independent Trustees who have no financial interest in Putnam Management. As a result of this review, the Trustees and Putnam Management reached agreement on a system of model fee schedules for the various types of funds in the Putnam group. These model fee schedules have now been implemented for most of the Putnam funds. The proposed new fee schedule for the fund is identical to that which has been implemented for the other Putnam funds that employ the same specialty growth style of investing and invest substantially in smaller capitalization issuers.

The Trustees and Putnam Management also reached a general understanding that these model fee schedules should be implemented for a particular fund only following consideration of the fund's comparative investment performance and expense levels. After reviewing comparative data on competitive funds and noting, among other things, the fund's strong relative performance, the Trustees concluded that Putnam Voyager Fund II was entitled to implement the model fee schedule. The Trustees have indicated that they will continue to look closely at the fund's comparative performance and expense levels in their future annual reviews of the fund's management contract.


What factors did the Trustees consider?

The Trustees placed primary emphasis upon the nature and quality of the services being provided by Putnam Management, including the relative complexity of managing each fund, and a comparison of recent investment performance, management fees, and other expenses paid by each fund with those of similar funds managed by other investment advisers.

The Trustees also considered, among other things, information provided by Putnam Management regarding the profitability of its current and proposed management fee arrangements with each fund (without regard to costs incurred by Putnam Management and its affiliates in connection with the marketing of shares) as well as the benefits to Putnam Management and its affiliates resulting from the fact that affiliates of Putnam Management currently serve as shareholder servicing agent, distributor, and custodian for each of the Putnam funds pursuant to separate contractual arrangements. Following consideration of these and the other factors described above, the Trustees of the fund, including all of the independent Trustees, unanimously approved the proposed new contract on September 8, 1995.

How has Putnam Voyager Fund II performed?

As part of any decision regarding management fees, shareholders may wish to consider how the fund has performed.

 Total return                       Cumulative                   Annualized
 as of June 30, 1995                     return                      return

 Life (since April 14, 1993)             41.09%                      16.86%
 1 year                                                              25.03%

Performance assumes reinvestment of distributions at net asset value, represents past results, and reflects an expense limitation in effect throughout the periods indicated, absent which total returns would have been lower. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Returns are adjusted to reflect the deduction of the maximum sales charge of 5.75%.

How has Putnam Voyager Fund II performed in comparison to similar funds?

Another way of evaluating the performance of your fund is to compare it to other growth funds. In reviewing the fund's relative performance, your Trustees and Putnam Management compare it to other funds with similar investment objectives and strategies. When evaluated in that group ranked by Lipper
Analytical Services, the fund ranked in the top 6% of     514
      such funds for the twelve months ended June 30, 1995.
    The ranking is based on total return performance calculated by Lipper, reflecting changes in net asset value adjusted for reinvestment of capital gains and income dividends. It does not
reflect deduction of sales charges.   Past performance does not
indicate future results.

What is the effect of the new management fee schedule?

Under the new management contract, the annual management fee paid by the fund to Putnam Management would be increased as follows:

 Existing Fee                       Proposed Fee

 First $500 million     0.65%       First $500 million    0.70%
 Next $500 million      0.55%       Next $500 million     0.60%
 Next $500 million      0.50%       Next $500 million     0.55%
 Over $1.5 billion      0.45%       Next $5 billion       0.50%
                                    Next $5 billion       0.475%
                                    Next $5 billion       0.455%
                                    Next $5 billion        0.44%
                                    Thereafter             0.43%

Based upon net assets of the fund as of June 30, 1995 of $3,676,531, the effective annual management fee rate under the proposed fee schedule would be 0.70% as compared to 0.65% under the existing schedule. This represents an increase of $0.05 in annual expenses for each $100 invested in the fund. The new management fee schedule, like the old, provides for lower management fee rates as the fund's assets increase.

For the fund's fiscal year ended December 31, 1994, the management fee payable to Putnam Management was $19,793 prior to application of an expense limitation. If the proposed new management contract had been in effect for the year, the
management fee payable to Putnam Management         prior to
application of the expense limitation         would have been
$21,316, or 7.69% greater than under the current management contract.

What percentage of shareholders' votes are required to pass the proposal?

Approval of the new management contract will require the "yes" vote of a "majority of the outstanding voting securities" of the fund, as provided in the Investment Company Act of 1940. For this purpose, approval means the "yes" vote of the lesser of (1) more than 50% of the outstanding shares of the fund or (2) 67% or more of the shares present at the meeting, if more than 50% of the outstanding shares are present at the meeting in person or by proxy. If the shareholders do not approve the proposed new contract, the existing management contract will continue in effect.

The Trustees believe that the proposed new management fee is fair and reasonable and in the best interests of the shareholders of the fund. Accordingly, the Trustees recommend that shareholders vote for approval of the proposed new contract.

FURTHER INFORMATION ABOUT VOTING AND THE SHAREHOLDER MEETING

Quorum and Methods of Tabulation. Thirty percent of the shares entitled to vote -- present in person or represented by proxy -- constitutes a quorum for the transaction of business with respect to any proposal at the meeting (unless otherwise noted in the proxy statement). Shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Votes cast by proxy or in person at the meeting will be counted by persons appointed by your fund as tellers for the meeting.

The tellers will count the total number of votes cast "for" approval of each proposal for purposes of determining whether sufficient affirmative votes have been cast. With respect to the selection of auditors, neither abstentions nor broker non-votes have any effect on the outcome of the proposal. With respect to any other proposals, abstentions and broker non-votes have the effect of a negative vote on the proposal.

Other business. The Trustees know of no other business to be brought before the meeting. However, if any other matters properly come before the meeting, it is their intention that proxies that do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named as proxies in the enclosed form of proxy.

Solicitation of proxies. In addition to soliciting proxies by mail, Trustees of your fund and employees of Putnam Management, Putnam Fiduciary Trust Company, and Putnam Mutual Funds may solicit proxies in person or by telephone. Your fund may also arrange to have votes recorded by telephone. The telephone voting procedure is designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. Shareholders would be called at the phone number Putnam Investments has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. To ensure that the shareholders' instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect. Your fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the meeting.
    Your      fund is     unaware     of any such challenge at this
time.

Your fund's Trustees have adopted a general policy of maintaining confidentiality in the voting of proxies. Consistent with this policy, your fund may solicit proxies from shareholders who have not voted their shares or who have abstained from voting.

Revocation of proxies. Proxies, including proxies given by telephone, may be revoked at any time before they are voted by a written revocation received by the Clerk of the Putnam funds, by properly executing a later-dated proxy or by attending the meeting and voting in person.

Date for receipt of shareholders' proposals for subsequent meetings of shareholders. Your fund's Agreement and Declaration of Trust does not provide for annual meetings of shareholders, and your fund does not currently intend to hold such a meeting in 1996. Shareholder proposals for inclusion in the proxy statement for any subsequent meeting must be received by your fund within a reasonable period of time prior to any such meeting.

Adjournment. If sufficient votes in favor of any of the proposals for any fund set forth in the Notice of the Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such proposals. They will vote against any such adjournment those proxies required to be voted against any such proposals. The fund pays the costs of any additional solicitation and of any adjourned session. Any proposals for which sufficient favorable votes have been received by the time of the meeting may be acted upon and considered final regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal.

Financial Information. Your fund will furnish without charge, to any of its shareholders upon request a copy of its annual report for its most recent fiscal year, and a copy of its semiannual report for any subsequent semiannual period. Such requests may be directed to Putnam Investor Services, P.O. Box 41203, Providence, RI 02940-1203, 1-800-225-1581.

        ADDITIONAL INFORMATION RELATING TO MANAGEMENT CONTRACT
APPROVAL

Further information about Putnam Investment Management, Inc. and its proposed management contract. Putnam Management and its affiliates, Putnam Mutual Funds, the principal underwriter for shares of the fund, and Putnam Fiduciary Trust Company, the fund's investor servicing agent and custodian, are wholly owned by Putnam Investments, Inc., One Post Office Square, Boston, Massachusetts 02109, a holding company that is in turn wholly owned by Marsh & McLennan Companies, Inc., which has executive offices at 1166 Avenue of the Americas, New York, New York 10036. Marsh & McLennan Companies, Inc. ("Marsh & McLennan"), and its operating subsidiaries are professional services firms with insurance and reinsurance brokering, consulting, and investment management business.

The directors of Putnam Management are George Putnam, Lawrence J. Lasser, and Gordon H. Silver. Mr. Lasser is the principal executive officer of Putnam Management. The principal occupations of Messrs. Putnam, Lasser, and Silver are as officers and directors of Putnam Management and certain of its corporate affiliates. Charles E.
Porter, Patricia C. Flaherty, William N.    Shiebler    , John R.
Verani, Peter Carman, John J. Morgan, Jr., Daniel L. Miller, Brett
C. Browchuk, Charles H. Swanberg (the fund's portfolio manager),
John D. Hughes, Paul O'Neil        and Beverly Marcus are officers
of the fund as well as of Putnam Management. The address of Putnam Management and the business address of the directors and officers of Putnam Management is One Post Office Square, Boston, Massachusetts 02109.

In addition to its services to the fund, Putnam Management acts as investment adviser or subadviser of other publicly owned investment companies having differing investment objectives. For the names of such funds having investment objectives similar to those of the fund and the current rates of Putnam Management's annual fees as adviser or subadviser of such funds, see Exhibit A in this Proxy Statement.

Putnam Management is also affiliated with The Putnam Advisory Company, Inc., which together with its subsidiaries furnishes investment advice to domestic and foreign institutional clients and mutual funds. Another affiliate, Putnam Fiduciary Trust Company, provides investment advice to institutional clients under its banking and fiduciary powers. The advisory fees charged by such firms to their institutional clients are generally at lower rates than those charged the Putnam funds. The services performed and responsibilities assumed by these firms for such clients are, however, not as extensive as those performed or assumed by Putnam Management for the Putnam funds.

Some officers and directors of Putnam Management, including some who are officers of the fund, serve as officers or directors of some of these affiliates. Putnam Management may also enter into other businesses.

All of the officers of the fund are employees of Putnam Management or its affiliates. Because of their positions with Putnam Management or its affiliates, or their ownership of stock of Marsh & McLennan, Messrs. George Putnam, Lawrence J. Lasser, George Putnam, III and A.J.C. Smith, each of whom is a Trustee of the fund, and the officers of the fund will benefit from the management fees, distribution fees, custodian fees and investor servicing fees paid or allowed by the fund.

The Management Contract. Putnam Management serves as investment manager of the fund pursuant to a Management Contract. The management fee payable under the Contract is described above in Proposal 2. The fees paid to Putnam Management in the most recent fiscal year are shown below.

Under the Contract, subject to such policies as the Trustees may determine, Putnam Management, at its expense, furnishes continuously an investment program for the fund and makes investment decisions on behalf of the fund. Subject to the control of the Trustees, Putnam Management manages, supervises, and conducts the other affairs and business of the fund, furnishes office space and equipment, provides bookkeeping and clerical services (including determination of the fund's net asset value, but excluding shareholder accounting services) and places all orders for the purchase and sale of the fund's portfolio securities. Putnam Management may place fund portfolio transactions with broker-dealers that furnish Putnam Management, without cost, certain brokerage and research services of value to Putnam Management and its affiliates in advising the fund and other clients. In so doing, Putnam Management may cause the fund to pay greater brokerage commissions than it might otherwise pay.

The fund also pays, or reimburses Putnam Management for, the compensation and related expenses of certain officers of the fund and their assistants. Currently, the fund reimburses Putnam Management for a portion of the compensation and related expenses of certain officers of the fund who provide certain administrative services to the fund and the other Putnam funds, each of which bears an allocated share of the costs. The aggregate amount of all such payments and reimbursements is determined annually by the Trustees, and the amount paid in the most recent fiscal year is set forth below. Putnam Management pays all other salaries of officers of the fund. The fund pays all expenses not assumed by Putnam Management including, without limitation, auditing, legal, custodial, investor servicing agent, and shareholder reporting expenses.

The Contract provides that Putnam Management shall not be subject to any liability to the fund or to any shareholder of the fund for any act or omission in the course of or connected with rendering services thereunder in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The Contract may be terminated without penalty upon 30 days' written notice by Putnam Management, by the Trustees, or by the affirmative vote of the holders of a "majority of the outstanding voting securities" of the fund (as defined in the Investment Company Act of 1940). It may be amended only by an affirmative vote of the holders of a majority of the outstanding voting securities of the fund and by a majority of the Trustees who are not "interested persons" of the fund or Putnam Management.

The Contract will terminate automatically if it is assigned, or unless its continuance is approved at least annually by either the Trustees or shareholders of the fund and in either case by a majority of the Trustees who are not "interested persons" of Putnam Management or the fund.

Payments to affiliates of Putnam Management. Putnam Mutual Funds is the principal underwriter of shares of the fund and of the other continuously offered Putnam funds. Putnam Fiduciary Trust Company is the fund's investor servicing agent and custodian. The amount of sales charges retained by Putnam Mutual Funds and the investor servicing fees and custodian fees paid to Putnam Fiduciary Trust Company in the fund's most recent fiscal year are set forth below.

Under its class A Distribution Plan, the fund may make payments to Putnam Mutual Funds at the annual rate of up to 0.35% of the average net assets of the fund attributable to class A shares. At present, payments under the Plan are limited to the annual rate of 0.25% of average net assets. Under its class B and class M Distribution Plans, the fund compensates Putnam Mutual Funds at the annual rate of up to 1.00% of average net assets attributable to class B shares and class M shares, as the case may be, although for class M shares, a limit of 0.75% of average net assets is currently in effect.

Payments under the plans compensate Putnam Mutual Funds for services provided and expenses incurred by it in promoting the sale of shares of the fund, reducing redemptions or maintaining or improving services provided to shareholders by Putnam Mutual Funds or by dealers. A substantial portion of payments made to Putnam Mutual
Funds under these plans is used to pay or reimburse Putnam Mutual Funds for payment of service fees paid to investment dealers for their ongoing services to shareholders. As of the date of this proxy statement, the shares of the fund have not yet been divided into classes and no payments have been made under the plans.

Assets and shares outstanding of your fund as of June 30, 1995

Net assets                                           $3,676,531

  Shares outstanding and authorized to vote          310,878 shares

  Persons beneficially owning more than
  5% of the fund's shares as of    July 7, 1995    :


    Putnam Investments Inc., One Post Office Square, Boston, MA
    02109 holds 253,211.722 shares of the fund representing
    81.45%     of the fund's shares and has sole voting and
    investment power with respect to such shares.

    For the Fiscal Year Ended December 31, 1994

Management Contract
--------------------------------------------------------------
    The management contract dated
    March 5, 1993, was approved by
    the sole shareholder on March 22, 1993
    and was last approved by
    the Trustees on January 6, 1995.

   Management fee
  paid to Putnam Management                           NONE
  reflecting a waiver of $19,793 due to
                                               an expense limitation

  Reimbursement paid by the fund to Putnam
  Management for compensation and related expenses
  including employee benefit plan contributions
  for the fund's Executive Vice President
  (Charles E. Porter), Senior Vice President
  (Patricia C. Flaherty), Clerk (Beverly Marcus),
  and their assistants                                $40

Payments to affiliates

  Sales charges on sales of class A shares
  retained by Putnam Mutual Funds
  after payments to selling broker-dealers            NONE

  Deferred sales charges on class A share
  redemptions retained by Putnam Mutual Funds         NONE

  Investor servicing and custodian fees
  paid to Putnam Fiduciary Trust Company
  (after application of credits, if any)              $25,879
EXHIBIT A
MANAGEMENT FEE RATE                                 NAME OF FUND
(based on average net assets)     (net assets as of June 30, 1995)


0.70% of the first $500 million,                Putnam Voyager Fund
0.60% of the next $500 million,                                $6,488,045,674
0.55% of the next $500 million,
0.50% of the next $500 million,
0.475% of the next $5 billion       ,
0.455% of the next $5 billion,
0.44% of the next $5 billion, and
0.43% thereafter

0.70% of the first $500 million,                Putnam Asset Allocation Funds:
0.60% of the next $500 million,                               Growth Portfolio
0.55% of the next $500 million, and                               $253,145,190
0.50% thereafter                                 Putnam Capital Manager Trust:
                                                    PCM New Opportunities Fund
                                                                  $194,648,298
                                                              PCM Voyager Fund
                                                                $1,388,247,747
                                                 Putnam New Opportunities Fund
                                                                $2,386,826,942
                                               Putnam OTC Emerging Growth Fund
                                                                  $794,660,227


0.65% of the first $500 million,              Putnam Capital Appreciation Fund
0.55% of the next $500 million,                                   $203,239,624
0.50% of the next $500 million, and                      Putnam Investors Fund
0.45% thereafter                                                  $958,524,254
                                                             Putnam Vista Fund
                                                                $1,061,993,226

        EXHIBIT B

This exhibit provides the management contract with proposed additions and deletions with respect to Putnam Voyager Fund II. The additions are indicated in (( )) and deletions are indicated by // //.

             //PUTNAM GROWTH FUND// ((PUTNAM VOYAGER FUND II))
                            MANAGEMENT CONTRACT

Management Contract dated as of //March 5, 1993// ((October  ,
1995)) between //PUTNAM GROWTH FUND// ((PUTNAM VOYAGER FUND II)), a Massachusetts business trust (the "Fund"), and //THE PUTNAM MANAGEMENT COMPANY, INC.,// ((PUTNAM INVESTMENT MANAGEMENT, INC.,)) a //Delaware// ((Massachusetts)) corporation (the "Manager").

WITNESSETH:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.  SERVICES TO BE RENDERED BY MANAGER TO FUND.

(a) The Manager, at its expense, will furnish continuously an investment program for the Fund, will determine what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested and shall, on behalf of the Fund, make changes in the Fund's investments. Subject always to the control of the Trustees of the Fund and except for the functions carried out by the officers and personnel referred to in Section 1(d), the Manager will also manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto. In the performance of its duties, the Manager will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Fund and its stated investment objectives, policies and restrictions, and will use its best efforts to safeguard and promote the welfare of the Fund and to comply with other policies which the Trustees may from time to time determine and shall exercise the same care and diligence expected of the Trustees.

(b) The Manager, at its expense, except as such expense is paid by the Fund as provided in Section 1(d), will furnish (1) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully; (2) suitable office space for the Fund; and (3) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the affairs of the Fund, including determination of the Fund's net asset value, but excluding shareholder accounting services. Except as otherwise provided in Section 1(d), the Manager will pay the compensation, if any, of the officers of the Fund.

(c) The Manager, at its expense, shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Manager, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Fund may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Fund and to other clients of the Manager as to which the Manager exercises investment discretion. The Manager agrees that in connection with purchases or sales of portfolio investments for the Fund's account, neither the Manager nor any officer, director, employee or agent of the Manager shall act as a principal or receive any commission other than as provided in Section 3.

(d) The Fund will pay or reimburse the Manager for the compensation in whole or in part of such officers of the Fund and persons assisting them as may be determined from time to time by the Trustees of the Fund. The Fund will also pay or reimburse the Manager for all or part of the cost of suitable office space, utilities, support services and equipment attributable to such officers and persons, as may be determined in each case by the Trustees of the Fund. The Fund will pay the fees, if any, of the Trustees of the Fund.

(e) The Manager shall pay all expenses incurred in connection with the organization of the Fund and the initial public offering and sale of its shares of beneficial interest, provided that upon the issuance and sale of such shares to the public pursuant to the offering, and only in such event, the Fund shall become liable for, and to the extent requested reimburse the Manager for, registration fees payable to the Securities and Exchange Commission and for an additional amount not exceeding $125,000 as its agreed share of such expenses.

(f) The Manager shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Manager pursuant to this Section 1 other than as provided in Section 3.

2.  OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Manager, and in any person controlled by or under common control with the Manager, and that the Manager and any person controlled by or under common control with the Manager may have an interest in the Fund. It is also understood that the Manager and any person controlled by or under common control with the Manager have and may have advisory, management, service or other contracts with other organizations and persons, and may have other interests and business.

3.  COMPENSATION TO BE PAID BY THE FUND TO THE MANAGER.

The Fund will pay to the Manager as compensation for the Manager's services rendered, for the facilities furnished and for the expenses borne by the Manager pursuant to paragraphs (a),
(b), (c) and (e) of Section 1, a fee, computed and paid quarterly at the annual rate of:

// (a) 0.65% of the first $500 million of the average net asset value of the Fund;

    (b) 0.55% of the next $500 million of such average net asset value;

    (c) 0.50% of the next $500 million of such average net asset value; and

    (f) 0.45% of any excess over $1.5 billion of such average net asset value.//

       ((         (a)     0.70% of the first $500 million of the
       average net         asset value of the Fund;

       (b) 0.60% of the next $500 million of such average net asset value;

        (c) 0.55% of the next $500 million of such average net asset value;

        (d) 0.50% of the next $5 billion of such average net asset value;

        (e) 0.475% of the next $5 billion of such average net asset value;

        (f) 0.455% of the next $5 billion of such average net asset value;

        (g) 0.44% of the next $5 billion of such average net asset value; and

        (h)      0.43% thereafter.))

 Such average net asset value shall be determined by taking an average of all of the determinations of such net asset value during such quarter at the close of business on each business day during such quarter while this Contract is in effect. Such fee shall be payable for each fiscal quarter within 30 days after the close of such quarter and shall commence accruing as of the date of the initial issuance of shares of the Fund to the public.

 The fees payable by the Fund to the Manager pursuant to this
Section 3 shall be reduced by any commissions, fees, brokerage or similar payments received by the Manager or any affiliated person of the Manager in connection with the purchase and sale of portfolio investments of the Fund, less any direct expenses approved by the Trustees incurred by the Manager or any affiliated person of the Manager in connection with obtaining such payments.

 In the event that expenses of the Fund for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer or sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of excess by a reduction or refund thereof. In the event that the expenses of the Fund exceed any expense limitation which the Manager may, by written notice to the Fund, voluntarily declare to be effective subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall assume expenses of the Fund to the extent required by the terms and conditions of such expense limitation.

 If the Manager shall serve for less than the whole of a quarter, the foregoing compensation shall be prorated.

4.      ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS
        CONTRACT.

 This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment; and this Contract shall not be amended unless such amendment be approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager.

 5.     EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

 This Contract shall become effective upon its execution, and shall remain in full force and effect continuously thereafter
(unless terminated automatically as set forth in Section 4) until terminated as follows:

 (a) Either party hereto may at any time terminate this Contract by not more than sixty days' nor less than thirty days' written notice delivered or mailed by registered mail, postage prepaid, to the other party, or

 (b) If (i) the Trustees of the Fund or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate at the close of business on ((the second anniversary of its execution,)) // January 31, 1995// or ((upon)) the expiration of one year from the effective date of the last such continuance, whichever is later.

 Action by the Fund under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

 Termination of this Contract pursuant to this Section 5 will be without the payment of any penalty.

 6.     CERTAIN DEFINITIONS.

 For the purposes of this Contract, the "affirmative vote of a majority of the outstanding shares of the Fund" means the affirmative vote, at a duly called and held meeting of shareholders of the Fund, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

 For the purposes of this Contract, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940 and the Rules and Regulations thereunder (the "1940 Act"), subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act; and the Rules and Regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

 7.     NON-LIABILITY OF MANAGER.

 In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

 ((8.    TERMINATION OF PRIOR CONTRACT.

 This Contract shall become effective as of its date, and supersedes the Management Contract dated March 5, 1993.))

 //8.// ((9.))  LIMITATION OF LIABILITY OF THE TRUSTEES,
OFFICERS,   AND SHAREHOLDERS.

 A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, //PUTNAM GROWTH FUND//          (( PUTNAM
VOYAGER FUND           II))  and //THE PUTNAM MANAGEMENT COMPANY,
INC.// ((PUTNAM INVESTMENT MANAGEMENT, INC.)) have each caused this instrument to be signed in duplicate in its behalf by its President or a Vice President thereunto duly authorized, all as of the day and year first above written.

                           //PUTNAM GROWTH FUND//
                                   (( PUTNAM VOYAGER FUND II))


                           By:  --------------------------------



                           //THE PUTNAM MANAGEMENT COMPANY, INC.//
                           ((PUTNAM INVESTMENT MANAGEMENT,
                                    INC.))


                           By:  ---------------------------

 PUTNAMINVESTMENTS

        The Putnam Funds
        One Post Office Square
        Boston, Massachusetts 02109
        Toll-free 1-800-225-1581

PUTNAMINVESTMENTS

This is your PROXY CARD.

Please vote this proxy, sign it below, and return it promptly in the envelope provided. Your vote is important.


Proxy for a meeting of shareholders, September 29, 1995, for Putnam Voyager Fund II.

This proxy is solicited on behalf of the Trustees of the fund.

The undersigned shareholder hereby appoints George Putnam, Hans
H. Estin, and William F. Pounds, and each of them separately, proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, at the meeting of shareholders of Putnam Voyager Fund II on September 29, 1995, at 11:00 a.m., Boston time, and at any adjournments thereof, all of the shares of the fund that the undersigned shareholder would be entitled to vote if personally present.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Please sign your name exactly as it appears on this card. If you are a joint owner, each of you should sign. When signing as an executor, administrator, attorney, trustee or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.


 ----------------------------------------------------------------
-
 Shareholder sign here                                             Date

 ----------------------------------------------------------------
-
 Co-owner sign here                                                Date



 If you complete and sign the proxy, we'll vote it exactly as you tell us. If you simply sign the proxy, it will be voted FOR
Proposals 1 and 2. The Proxies will also be authorized to vote upon such other matters that may come before the meeting.



 Please mark your choices / X / in blue or black ink.

                             FOR        AGAINST  ABSTAIN

1.   PROPOSAL TO RATIFY
     the selection of         /  /      /  /                /  /
     Coopers & Lybrand L.L.P.
     as auditors.

 2.   Proposal to  approve    /  /      /  /                /  /
     a new management contract
     increasing the management
     fees payable to Putnam
     Investment Management, Inc.


 Note: If you have questions on any of the proposals, please call
1-800-225-1581.